Exhibit 99.1

continued
defined benefit pension plan and retained earnings, we were able to grow our capital to $45.0 million at year end 2012 compared to $40.3 million, an 11.7% increase year over year.
These financial items of note are but a summary of many factors that contributed to our financial performance.
It is with sadness that we must relay the passing of long time Director Robert P. Rollins. Bob was a bank and holding company director for 29 years and his service to your company was highly valued. Bob will be missed by his friends, colleagues, and family.
In retrospect, 2012 was a good year for Union Bankshares, Inc. In 2013 we expect the regulatory environment to continue to be challenging while the economic environment will likely provide opportunities and challenges in equal doses. We are guardedly optimistic for the coming year.
Enclosed is your dividend check or advice of deposit, representing a dividend of $0.25 per share issued to shareholders of record January 26, 2013, and payable February 7, 2013.
Sincerely,
February 7, 2013
ABOUT UNION BANKSHARES
DEAR SHAREHOLDER,
2012 was a solid year for your company. Earnings for the year were $6.8 million, or $1.54 per share, as compared to 2011 earnings of $5.2 million, or $1.17 per share; a 31% increase year over year. Total assets grew to $577.3 million at year end compared to $552.8 million at year end 2011, a 4.4% increase. Total loans grew to $455.3 million, a 6% increase while deposits grew to $510.0 million, a 7.7% increase over 2011. As we have previously advised, earnings for 2011 were negatively affected by one-time pre-tax branch acquisition costs of $407 thousand that were not replicated in 2012. Likewise, 2012 earnings had the full benefit of the increase in assets, loans, and deposits attributable to the purchase of three New Hampshire banking offices while 2011 only had this benefit for 7 months.
We will discuss below some items of note that helped to generate the financial results for 2012 as well as positioning your company for 2013 and beyond. We encourage you to review our annual report for the full story, as there is insufficient room here to relay more than the highlights of the year.
Net interest income increased $1.9 million, or 9.7%, year over year. This is attributable to organic loan portfolio growth and growth through acquisition, as well as actively managing our cost of funds in this extremely low interest rate environment. Residential lending continued to generate strong volume and related income throughout 2012. We sold $125.6 million in 2012 as compared to $80.1 million in 2011. In addition to high volume, the average premium earned on loan sales was higher in 2012 compared to 2011. This resulted in an increase in gain on sale of real estate loans of $2.0 million compared to 2011. The higher volume of this type of lending also generated additional revenue in the form of loan application and closing fees that contributed to our results.
During the fourth quarter of 2012 we undertook a modest deleveraging of our balance sheet, selling investment securities generating gains of $672 thousand while pre-paying Federal Home Loan Bank advances resulting in $890 thousand in pre-payment penalties. The net effect of the deleveraging was to shrink our balance sheet by $11.7 million while reducing our cost of funds going forward.
On October 5 we froze our defined benefit pension plan. We took this action because the cost of the plan for the 2012 plan year was projected to be double the cost for 2011. Despite freezing the plan on October 5, the cost of the defined benefit pension for 2012 was $359 thousand more than in 2011. We have enhanced our defined contribution plan to ensure our retirement benefits remain attractive to our staff. In 2012, a profit-sharing contribution of $242 thousand was made to the Company’s 401k plan on behalf of the employees.
As discussed in previous letters, the regulatory environment has been focusing on bank capital levels. We are pleased to report that between the aforementioned freezing of the

Union Bankshares, Inc. operates as the holding company for Union Bank, which provides commercial, retail and municipal banking services and asset management services throughout northern Vermont and northwestern New Hampshire. Union Bank was founded in 1891 in Morrisville, Vermont, where the Bank's and its holding company's headquarters are located. Union Bank has recently grown through acquisition and operates 17 banking offices, a loan center and 33 ATMs.
Union Bank is committed to the communities it serves, and encourages employee participation in community events and charitable services. The asset base of over $577 million provides the financial strength to successfully serve its constituents.
Union Bank has scored an “Outstanding” rating on all Community Reinvestment Act examinations since 1995 and has been an SBA “Preferred Lender” since 1987.

SHAREHOLDER ASSISTANCE AND INVESTOR INFORMATION
UNION BANK OFFICES (ATMS AT ALL BRANCH LOCATIONS)

If you need assistance with a change in registration of certificates, combining your certificates into one, reporting lost certificates, non-receipt or loss of dividend checks, assistance regarding direct deposit of dividends, information about the Company, or to receive copies of financial reports, please contact JoAnn Tallman, Assistant Secretary at 802-888-6600 or contact our Transfer Agent at the address and phone number listed below:

VERMONT	MORRISVILLE	S. BURLINGTON
DANVILLE	20 Lower Main St. 802-888-6600	Loan Center 30 Kimball Ave. 802-865-1000
421 Route 2 East 802-684-2211
65 Northgate Plaza Route 100 802-888-6860
FAIRFAX		STOWE
Jct. Rtes. 104&128 802-849-2600		47 Park St. 802-253-6600	Transfer Agent:	Registrar & Transfer Company Attn: Stock Transfer Department 10 Commerce Drive Cranford, NJ 07016 Phone: 800-368-5948 Fax: 908-497-2318 E-mail: info@rtco.com
ST. ALBANS
HARDWICK	15 Mapleville Depot 802-524-9000	NEW HAMPSHIRE
103 VT Rte. 15 802-472-8100		GROVETON
	ST. JOHNSBURY	3 State Street 603-636-1611
JEFFERSONVILLE	364 Railroad St. 802-748-3131		NASDAQ Stock Market
44 Main Street 802-644-6600		LITTLETON	Ticker Symbol:	UNB
	325 Portland St. 802-748-3121	263 Dells Road 603-444-7136	Corporate Name:	Union Bankshares, Inc.
JOHNSON			Corporate Address:	20 Lower Main Street PO Box 667 Morrisville, VT 05661-0667
198 Lower Main St. 802-635-6600	Green Mtn. Mall 1998 Memorial Dr. 802-748-2454	76 Main Street 603-444-5321
			Investor Relations:	www.UnionBankVT.com
LYNDONVILLE		N. WOODSTOCK
183 Depot St. 802-626-3100		155 Main Street 603-745-2488

Fourth Quarter Financial Report				CONSOLIDATED BALANCE SHEETS (unaudited, in thousands)
				ASSETS	December 31, 2012		December 31, 2011
DIRECTORS - UNION BANKSHARES, INC.		OFFICERS - UNION BANK		Cash and due from banks		$5,023		$5,871
				Federal funds sold & overnight deposits		41,487		18,510
Kenneth D. Gibbons-Chairman	David S. Silverman	Tracy Pierce Ash-Assistant Treasurer	Littleton	Interest bearing deposits in banks		21,922		24,020
Cynthia D. Borck	John H. Steel	Rhonda L. Bennett-Vice President	Morrisville	Investment securities		26,126		46,954
Steven J. Bourgeois	Schuyler W. Sweet	Jessica L. Bunnell-Residential Loan Officer	St. Johnsbury	Loans held for sale		11,014		4,888
Timothy W. Sargent	Neil J. Van Dyke	Stacey L.B. Chase-Assistant Treasurer	Morrisville	Loans, net		444,284		424,496
		Barbara J. Churchill-Assistant Treasurer	Morrisville	Reserve for loan losses		(4,657)		(4,226)
		Everett C. Comstock-Assistant Treasurer	Morrisville	Premises and equipment, net		10,289		9,163
DIRECTORS - UNION BANK		Jeffrey G. Coslett-Senior Vice President	Morrisville	Other real estate owned, net		1,052		1,476
		John Currier-Assistant Vice President	Groveton	Accrued interest & other assets		20,716		21,599
Kenneth D. Gibbons-Chairman	David S. Silverman	Michael C. Curtis-Vice President	St. Albans	Total Assets		$577,256		$552,751
Cynthia D. Borck	John H. Steel	Jennifer Degree-Assistant Treasurer	Morrisville	LIABILITIES & SHAREHOLDERS' EQUITY
Steven J. Bourgeois	Schuyler W. Sweet	Jessica Eastman-Assistant Treasurer	So. Burlington	Noninterest bearing deposits		$83,715		$76,656
Timothy W. Sargent	Neil J. Van Dyke	Don D. Goodhue-Vice President	Morrisville	Interest bearing deposits		273,505		239,058
		Melissa A. Greene-Assistant Vice President	Hardwick	Time deposits		152,773		157,725
		Paul E. Grogan-Facilities Officer	Morrisville	Borrowed funds		15,747		29,015
OFFICERS - UNION BANKSHARES, INC.		Karyn J. Hale-Vice President	Morrisville	Accrued interest & other liabilities		6,470		9,958
		Claire A. Hindes-Vice President	Morrisville	Common stock		9,848		9,847
Kenneth D. Gibbons-Chairman		Robert D. Hofmann-Senior Vice President	Morrisville	Additional paid-in capital		295		276
David S. Silverman-President & CEO		Patricia N. Hogan-Vice President	Morrisville	Retained earnings		40,772		38,385
Marsha A. Mongeon-Vice President/Treasurer/CFO		Tracey D. Holbrook-Regional Vice President	St. Johnsbury	Accumulated other comprehensive loss		(2,010)		(4,346)
John H. Steel-Secretary		Lura L. Jacques-Asst. VP, Trust Officer	St. Albans	Treasury stock at cost		(3,859)		(3,823)
JoAnn A. Tallman-Assistant Secretary		Lynne P. Jewett-Assistant Vice President	Morrisville	Total Liabilities & Shareholders' Equity		$577,256		$552,751
		Stephen H. Kendall-Senior Vice President	Morrisville	Standby letters of credit were $1,886,000 and $1,811,000 at December 31, 2012 and 2011, respectively.
		Susan F. Lassiter-Vice President	Jeffersonville
REGIONAL ADVISORY BOARDS		Christine S. Latulip-Regional Vice President	Littleton	CONSOLIDATED STATEMENTS OF INCOME (unaudited, in thousands)
		Edward L. Levite-Senior Loan Originator	So. Burlington		Dec 31, 2012	Dec 31, 2011	Dec 31, 2012	Dec 31, 2011
NORTHERN NEW HAMPSHIRE		Virginia M. Locke-Assistant Vice President	Littleton		(3 months ended)		(12 months ended)
Joel S. Bourassa	Schuyler W. Sweet	Carrie R. Locklin-Assistant Vice President	Morrisville	Interest income	$6,292	$6,319	$25,028	$23,669
Stanley T. Fillion	Norrine A. Williams	John L. Malm-Vice President	Littleton	Interest expense	773	929	3,351	3,908
		Robyn A. Masi-Vice President	Stowe	Net interest income	5,519	5,390	21,677	19,761
		Sherrie A. Menard-Assistant Vice President	Morrisville	Provision for loan losses	150	325	660	775
ST. ALBANS		Marsha A. Mongeon-Sr. Vice President, CFO	Morrisville	Net interest income after	5,369	5,065	21,017	18,986
Steven J. Bourgeois	Daniel J. Luneau	Karen Carlson Noyes-Vice President	Morrisville	provision for loan losses
Coleen K. Kohaut	Samuel H. Ruggiano	Barbara A. Olden-Vice President	St. Johnsbury	Trust income	155	144	615	557
		Deborah J. Partlow-Asst. VP, Sr. Trust Officer	Morrisville	Noninterest income	3,411	1,911	9,910	6,568
		Bradley S. Prior-Assistant Treasurer	Morrisville	Noninterest expenses:
ST. JOHNSBURY		Craig S. Provost-Vice President	Stowe	Salaries & wages	2,249	2,021	8,953	7,743
Dwight A. Davis	Justin P. Lavely	Robert J. Richardson-Vice President	Morrisville	Pension & employee benefits	825	767	3,908	3,153
Rosemary H. Gingue		Lesley S. Russ-Assistant Treasurer	Morrisville	Occupancy expense, net	275	294	1,156	1,121
		David S. Silverman-President & CEO	Morrisville	Equipment expense	408	338	1,490	1,220
		Judy R. Smith-Vice President	St. Albans	Other expenses	2,429	1,609	7,528	6,536
ALL: David S. Silverman		John H. Steel-Secretary	Morrisville	Total	6,186	5,029	23,035	19,773
		Curtis C. Swan-Assistant Vice President	Fairfax	Income before taxes	2,749	2,091	8,507	6,338
		JoAnn A. Tallman-Assistant Secretary	Morrisville	Income tax expense	551	358	1,663	1,119
		Francis E. Welch-Assistant Vice President	Morrisville	Net income	$2,198	$1,733	$6,844	$5,219
		Martha J. Wilkins-Assistant Treasurer	Lyndonville	Earnings per share	$0.50	$0.39	$1.54	$1.17
		Lorraine G. Willett-Assistant Vice President	Morrisville	Book value per share			$10.11	$9.05